SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                       (as permitted by Rule 14a-6(e)(2))
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             [ ] Soliciting Material Pursuant to Section 240.14a-12

                            NAUTICA ENTERPRISES, INC.

                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


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                        NAUTICA ENTERPRISES, INC. AMENDS
                          STOCKHOLDER RIGHTS AGREEMENT


NEW YORK, June 26, 2003 -- Nautica Enterprises, Inc. (Nasdaq: NAUT) announced today that its Board of Directors approved an amendment to the Company's Stockholder Rights Agreement. The amended agreement provides, among other things, that the rights issued under the Stockholders Rights Agreement will be automatically redeemed under certain circumstances in the event of certain qualifying tender offers, unless stockholders vote to keep the rights outstanding.

Harvey Sanders, chairman and chief executive officer of Nautica Enterprises, said, "This amendment to the rights plan underscores our commitment to our stockholders."

Further details regarding this amendment, as well as a copy of the amendment, are being filed with the Securities and Exchange Commission on Form 8-K. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Nautica Enterprises, Inc. (Nasdaq: NAUT), through its subsidiaries, designs, sources, markets and distributes apparel under the following brands: Nautica, Nautica Competition; Nautica Jeans Company; Earl Jean; John Varvatos; E. Magrath; and Byron Nelson. For more information about our Company, please visit our website at WWW.NAUTICA.COM.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its product, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company's ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company's ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission,

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including  the  "Forward-Looking  and  Cautionary  Statements"  section  of  the
Company's Annual Report on Form 10-K for the fiscal year ended March 1, 2003, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

CONTACT:

     Nautica Enterprises, Inc.
     Wayne A. Marino, Senior Vice President, Chief Financial Officer
     (212) 541-5757

     Shannon L. Froehlich, Vice President - Corporate Investor Relations
     (212) 541-5757

     Media Relations - Michael Freitag or Fredric Spar
     Kekst & Company (for Nautica Enterprises, Inc.)
     (212) 521-4800